Exhibit 99.1

LNB Bancorp, Inc. Reports First Quarter 2015 Results

  On December 15, 2014, the Corporation entered into an agreement with Northwest Bancshares to be acquired and the transaction is expected to close during the third quarter of 2015. Merger related expenses of $130,000 were incurred during the quarter ended March 31, 2015.
  First quarter net income available to common shareholders of $1.85 million, an increase of 17.6% as compared to the same quarter one year ago.
  Non-performing assets declined by $4.1 million, a decrease of 19% from the first quarter a year ago. No loan loss provision taken for the quarter ended March 31, 2015.
  Entered the Stow, Ohio market, with our 21st banking location.

LORAIN, Ohio--(BUSINESS WIRE)--April 30, 2015--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the first quarter 2015. Net income available to common shareholders for the first quarter 2015 was $1,847,000, or $0.19 per common share, compared to $1,571,000, or $0.16 per common share, for the year-ago quarter.

Net interest income was $8.8 million for the first quarter of 2015, compared to $9.0 million in the first quarter of the prior year, a decrease of 1.6%. The net interest margin, on a fully taxable equivalent basis, for the first quarter of 2015 was 3.13%, a decline of 8 basis points from the first quarter of 2014. The decline can be attributed to the acceleration of the amortization of premium on investment securities along with accelerated dealer reserve on the indirect consumer portfolio.

Noninterest income was $3.0 million in the first quarter of 2015, compared to $2.9 million in the first quarter of the previous year. “The gain on sale of loans was $660,000 this quarter. Our gain on sale of mortgage loans increased as we saw an increased level of loan volume in the quarter as compared to the first quarter of 2014,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. In addition, the bank had net gains on the sale of securities of $192,000 this quarter.

Trust and Investment Management fee income was $422,000 in the first quarter, an increase of 5.5% compared to the first quarter in 2014. “During the first quarter we saw a nice increase in new relationships and we look to continue growing this business in 2015,” stated Daniel E. Klimas.

The Company continued to make progress on improving credit quality in the first quarter of 2015, as non-performing assets declined $4.1 million from the same quarter in 2014. The ratio of non-performing assets to total assets at March 31, 2015 was 1.41%, down from 1.74% at March 31, 2014.

No provision for loan losses was taken in the first quarter of 2015, as compared to a provision of $900,000 taken in the first quarter of 2014, reflecting the Company’s improvement in credit quality and net loss history. Net charge-offs were $619,000 for the first quarter of 2015, or 0.27% of average loans (annualized), compared to $908,000, or 0.41% of average loans (annualized), in the first quarter of 2014.

Loan balances grew by $14.9 million or 1.7% compared to the first quarter of 2014, led by the commercial and indirect auto loan portfolios.

Noninterest expense was $9.2 million, compared to $8.9 million in the first quarter of 2014. In the first quarter of 2015, in connection with the pending merger with Northwest Bancshares, the Corporation recognized $130,000 in merger-related expense. The Company also recognized expense of $270,000 related to a nonrecurring loss in branch operations.

Total assets at March 31, 2015 were $1.26 billion, little change from March 31, 2014. Total deposits at March 31, 2015 were $1.07 billion, down $7.8 million, or 0.7%, from March 31, 2014. Effective January 1, 2015, the Corporation became subject to the Basel III capital framework and standardized approach for calculating risk-weighted assets. At March 31, 2015, Basel III capital ratios remain well in excess of applicable regulatory requirements, with estimated total risk-based capital ratio of 12.11%, and a common equity tier 1 risk-based capital ratio of 9.29%.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.27 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 21 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, or errors or fraudulent behavior of employees or third-parties, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC.

In addition, expected cost savings, synergies and other financial benefits from the proposed merger with Northwest Bancshares might not be realized within the expected time frame and costs or difficulties relating to integration matters and completion of the merger might be greater than expected. The Company may have difficulty retaining key employees during the pendency of the merger. The requisite shareholder and regulatory approvals for the proposed merger might not be obtained.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2015	At December 31, 2014
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from banks	$37,297	$17,927
Federal funds sold and interest bearing deposits in banks	27,623	6,215
Cash and cash equivalents	64,920	24,142
Securities available for sale, at fair value	203,848	217,572
Restricted stock	5,741	5,741
Loans held for sale	4,652	3,646
Loans:
Portfolio loans	924,403	930,025
Allowance for loan losses	(16,797)	(17,416)
Net loans	907,606	912,609
Bank premises and equipment, net	9,302	9,173
Other real estate owned	772	772
Bank owned life insurance	19,928	19,757
Goodwill, net	21,582	21,582
Intangible assets, net	288	321
Accrued interest receivable	3,611	3,635
Other assets	14,199	17,677
Total Assets	$1,256,449	$1,236,627

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$153,758	$158,476
Savings, money market and interest-bearing demand	460,282	436,271
Certificates of deposit	454,971	440,178
Total deposits	1,069,011	1,034,925
Short-term borrowings	637	10,611
Federal Home Loan Bank advances	46,974	54,321
Junior subordinated debentures	16,238	16,238
Accrued interest payable	591	596
Accrued taxes, expenses and other liabilities	5,468	4,597
Total Liabilities	1,138,919	1,121,288
Shareholders' Equity
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at March 31, 2015 and no shares were issued at December 31, 2014.	-	-
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,005,009 at March 31, 2015 and 10,002,139 at December 31, 2014.	10,005	10,002
Additional paid-in capital	51,621	51,441
Retained earnings	62,125	60,568
Accumulated other comprehensive income (loss)	140	(495)
Treasury shares at cost, 347,349 shares at March 31, 2015 and 336,745 at December 31, 2014	(6,361)	(6,177)
Total Shareholders' Equity	117,530	115,339
Total Liabilities and Shareholders' Equity	$1,256,449	$1,236,627

Consolidated Statements of Income (unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2015	2014
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$8,924	$8,928
Securities:
U.S. Government agencies and corporations	939	1,028
State and political subdivisions	216	303
Other debt and equity securities	67	117
Federal funds sold and short-term investments	3	17
Total interest income	10,149	10,393
Interest Expense
Deposits	1,022	1,082
Federal Home Loan Bank advances	141	155
Short-term borrowings	-	26
Junior subordinated debenture	169	169
Total interest expense	1,332	1,432
Net Interest Income	8,817	8,961
Provision for Loan Losses	-	900
Net interest income after provision for loan losses	8,817	8,061
Noninterest Income
Investment and trust services	422	400
Deposit service charges	768	770
Other service charges and fees	666	753
Income from bank owned life insurance	171	169
Other income	98	151
Total fees and other income	2,125	2,243
Securities gains, net	192	-
Gains on sale of loans	660	703
Loss on sale of other assets, net	-	(34)
Total noninterest income	2,977	2,912
Noninterest Expense
Salaries and employee benefits	4,647	4,595
Furniture and equipment	1,286	1,148
Net occupancy	609	613
Professional fees	444	494
Marketing and public relations	385	400
Supplies, postage and freight	261	214
Telecommunications	157	151
Ohio Financial tax	210	224
Intangible asset amortization	33	33
FDIC assessments	223	272
Other real estate owned	7	24
Loan and collection expense	315	298
Other expense	612	393
Total noninterest expense	9,189	8,859
Income before income tax expense	2,605	2,114
Income tax expense	758	508
Net Income	$1,847	$1,606
Dividends and accretion on preferred stock	-	35
Net Income Available to Common Shareholders	$1,847	$1,571

Net Income Per Common Share
Basic	$0.19	$0.16
Diluted	0.19	0.16
Dividends declared	0.03	0.01
Average Common Shares Outstanding
Basic	9,639,880	9,615,128
Diluted	9,738,594	9,652,263

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
END OF PERIOD BALANCES	2015	2014	2014	2014	2014
Cash and Cash Equivalents	$64,920	$24,142	$36,167	$47,795	$68,241
Securities	203,848	217,572	218,847	219,422	217,510
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	4,652	3,646	1,497	2,856	1,811
Portfolio loans	924,403	930,025	922,514	907,365	910,189
Allowance for loan losses	16,797	17,416	17,432	17,430	17,497
Net loans	907,606	912,609	905,082	889,935	892,692
Other assets	69,682	72,917	73,765	71,093	69,398
Total assets	$1,256,449	$1,236,627	$1,241,099	$1,236,842	$1,255,393
Total deposits	1,069,011	1,034,925	1,056,784	1,048,938	1,076,851
Other borrowings	63,849	81,170	65,779	66,413	66,723
Other liabilities	6,059	5,193	5,471	11,003	4,705
Total liabilities	1,138,919	1,121,288	1,128,034	1,126,354	1,148,279
Total shareholders' equity	117,530	115,339	113,065	110,488	107,114
Total liabilities and shareholders' equity	$1,256,449	$1,236,627	$1,241,099	$1,236,842	$1,255,393

AVERAGE BALANCES
Assets:
Total assets	$1,240,485	$1,233,457	$1,228,769	$1,236,203	$1,234,380
Earning assets*	1,157,066	1,160,953	1,151,577	1,154,063	1,150,500
Securities	206,665	219,861	217,791	223,198	217,754
Portfolio loans	925,565	924,216	915,773	907,851	906,843
Liabilities and shareholders' equity:
Total deposits	$1,052,598	$1,047,688	$1,044,021	$1,056,143	$1,055,979
Interest bearing deposits	881,380	876,897	883,713	905,837	910,339
Interest bearing liabilities	948,111	943,339	951,143	972,784	978,073
Total shareholders' equity	116,017	114,135	111,394	108,624	106,681

INCOME STATEMENT
Total Interest Income	$10,149	$10,648	$10,350	$10,612	$10,393
Total Interest Expense	1,332	1,370	1,374	1,376	1,432
Net interest income	8,817	9,278	8,976	9,236	8,961
Provision for loan losses	-	600	720	893	900
Other income	2,125	2,435	2,289	2,322	2,243
Net gain on sale of assets	852	956	1,072	929	669
Noninterest expense	9,189	9,907	8,818	8,798	8,859
Income before income taxes	2,605	2,162	2,799	2,796	2,114
Income tax expense	758	660	713	773	508
Net income	1,847	1,502	2,086	2,023	1,606
Preferred stock dividend and accretion	-	-	-	-	35
Net income available to common shareholders	$1,847	$1,502	$2,086	$2,023	$1,571
Common cash dividend declared and paid	$290	$290	$97	$97	$97

Net interest income-FTE (1)	$8,923	$9,436	$9,135	$9,396	$9,117
Total Operating Revenue (4)	$11,900	$12,827	$12,496	$12,647	$12,029

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
PER SHARE DATA
Basic net income per common share	$0.19	$0.16	$0.22	$0.21	$0.16
Diluted net income per common share	0.19	0.15	0.22	0.21	0.16
Cash dividends per common share	0.03	0.03	0.01	0.01	0.01
Book value per common shares outstanding	12.17	11.93	11.70	11.43	11.08
Tangible book value per common shares outstanding**	9.91	9.67	9.43	9.16	8.81
Period-end common share market value	17.84	18.03	14.29	12.18	11.42
Market as a % of tangible book	180.11%	186.51%	151.57%	132.97%	129.69%
Basic average common shares outstanding	9,639,880	9,626,842	9,626,536	9,626,420	9,615,128
Diluted average common shares outstanding	9,738,594	9,692,065	9,659,254	9,643,892	9,652,263
Common shares outstanding	9,657,660	9,665,394	9,665,394	9,664,972	9,664,972

KEY RATIOS
Return on average assets (2)	0.60%	0.48%	0.67%	0.66%	0.53%
Return on average common equity (2)	6.46%	5.22%	7.43%	7.47%	6.11%
Efficiency ratio	77.22%	77.24%	70.57%	69.57%	73.65%
Noninterest expense to average assets (2)	3.00%	3.19%	2.85%	2.85%	2.91%
Average equity to average assets	9.35%	9.25%	9.07%	8.79%	8.64%
Net interest margin (FTE) (1)	3.13%	3.22%	3.15%	3.27%	3.21%
Common stock dividend payout ratio	15.82%	19.36%	4.63%	4.79%	6.18%
Common stock market capitalization	$172,293	$174,267	$138,118	$117,719	$110,374

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,416	$17,432	$17,430	$17,497	$17,505
Provision for loan losses	-	600	720	893	900
Charge-offs	693	937	856	1,033	998
Recoveries	74	321	138	73	90
Net charge-offs	619	616	718	960	908
Allowance for loan losses, end of period	$16,797	$17,416	$17,432	$17,430	$17,497

Nonperforming Assets
Nonperforming loans	$16,988	$16,578	$18,193	$19,907	$20,918
Other real estate owned	772	772	745	1,016	979
Total nonperforming assets	$17,760	$17,350	$18,938	$20,923	$21,897

Ratios
Total nonperforming loans to total loans	1.84%	1.78%	1.97%	2.19%	2.30%
Total nonperforming assets to total assets	1.41%	1.40%	1.53%	1.69%	1.74%
Net charge-offs to average loans (2)	0.27%	0.26%	0.31%	0.42%	0.41%
Provision for loan losses to average loans (2)	0.00%	0.26%	0.31%	0.39%	0.40%
Allowance for loan losses to portfolio loans	1.82%	1.87%	1.89%	1.92%	1.92%
Allowance to nonperforming loans	98.88%	105.05%	95.82%	87.56%	83.65%
Allowance to nonperforming assets	94.58%	100.38%	92.05%	83.31%	79.91%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	7.75%	7.69%	7.47%	7.29%	6.90%
Average equity to assets	9.35%	9.25%	9.07%	8.79%	8.64%
Average equity to loans	12.53%	12.35%	12.16%	11.96%	11.76%
Average loans to deposits	87.93%	88.21%	87.72%	85.96%	85.88%
Tier 1 leverage ratio (3)	9.19%	9.10%	9.01%	8.77%	8.61%
Tier 1 risk-based capital ratio (3)	10.86%	11.26%	11.09%	11.17%	10.90%
Total risk-based capital ratio (3)	12.11%	12.51%	12.34%	12.42%	12.15%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) The March 31, 2015 Tier I leverage ratio was prepared under Basel III capital requirements, which were effective January 1, 2015. Prior year ratios were prepared under Basel I requirements.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

**Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures. The Corporation uses these non-GAAP financial measures, including the period-end tangible common equity to assets ratio, in its analysis of the Corporation's performance. Period-end tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total shareholders' equity. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Corporation. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Corporation’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126
Senior Vice President